UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 31, 2009

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California		92121-1318
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Amendment of a Material Definitive Agreement.

On December 5, 2008, Inovio Biomedical Corporation (the “registrant”) and VGX Pharmaceuticals, Inc., a privately-held Delaware corporation (“VGX”), executed an amended and restated merger agreement (the “Agreement”), which provides for the issuance of the registrant’s securities in exchange for all of the outstanding securities of VGX and the merger of an acquisition subsidiary with VGX.  On March 31, 2009, with the approval of their respective boards of directors, the registrant and VGX executed a further amendment to the Agreement extending the “End Date”, as defined by Section 7.1(b) of the Agreement, from March 31, 2009 to June 30, 2009 (the “Amendment”).  All other terms and conditions of the Agreement remain unchanged; a copy of the Amendment is filed with this report as Exhibit 2.1 and incorporated herein by reference.

Investors and the public are encouraged to read the relevant pending registration and proxy solicitation-related documents filed with the SEC with respect to the transaction between the registrant and VGX because they contain important information about the companies, the transaction, the securities to be issued and the expectations for the combined company. The pending registration statement/proxy statement filed on Form S-4 and other merger-related documents are available, without charge, from the SEC’s web site (www.sec.gov) or can be obtained, free of charge, by requesting such documents, including any items incorporated by reference, from the registrant.

Item 8.01.  Other Events.

On March 31, 2009, registrant issued a press release announcing the execution of the Amendment described in Item 1.01, a copy of which press release is filed as Exhibit 99.1 to this report and a press release regarding its 2008 fiscal year, including a brief discussion of the transaction described in Item 1.01, a copy of which press release is Filed as Exhibit 99.2 to this report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

2.1	Amendment No. 1 to Amended and Restated Merger Agreement
99.1	Press Release regarding Amendment
99.2	Press Release regarding FY 2008 Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2009

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer